Exhibit 99.1

Media Contact: Jennifer Kaminski, 920-491-7576, Jennifer.Kaminski@associatedbank.com

Investor Contact: Jessica VandenHeuvel, 920-491-7059, Jessica.VandenHeuvel@associatedbank.com

Associated Banc-Corp Closes Acquisition of Bank Mutual Corporation

Green Bay, WI — February 1, 2018 — Associated Banc-Corp (NYSE: ASB) (“Associated”) today announced it has closed its acquisition of Bank Mutual Corporation (Nasdaq: BKMU) (“Bank Mutual”) having merged Bank Mutual into Associated. Associated expects to merge Bank Mutual’s banking subsidiary with and into Associated’s banking subsidiary, Associated Bank, N.A., in late June or July 2018.

“We look forward to welcoming employees of Bank Mutual to Associated Bank. Our teams are working together to make this transition as smooth as possible for customers,” said Philip B. Flynn, Associated President and CEO. “I am excited for the opportunity to drive growth for our shareholders and providing increasing value for our customers and the communities we serve.”

Customers will continue to use their Bank Mutual accounts and other banking services until the merger with Associated Bank, N.A., when accounts are expected to convert to Associated. Associated will communicate directly to Bank Mutual customers beginning in February about conversion plans.

About Associated Banc-Corp

Associated Banc-Corp (NYSE: ASB) has total assets of $30 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

Forward Looking Statements

This press release contains “forward-looking statements.” Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.